Exhibit 10
                               LICENSE AGREEMENT


This License Agreement, dated as of July 28, 1995, between Koger Equity, Inc., a Florida corporation (the "Licensor"), and Koger Realty Services, Inc., a Delaware corporation (the "Licensee")

                                   WITNESSETH:

         WHEREAS, the Licensor is the owner of the trade name "Koger" (the "Trade Name"), including all of the goodwill of the business associated therewith;

         WHEREAS, the Licensor is the owner of certain trademarks listed on Exhibit A hereto (the "Trademarks"), including all of the goodwill of the business associated therewith;

         WHEREAS, the Licensor desires to grant to Licensee the perpetual and non-exclusive right and license to use the Trade Name and the Trademarks to identify certain services, all in accordance with the terms and conditions of this Agreement;

         WHEREAS, the Licensee desires to obtain from the Licensor such perpetual and non-exclusive right and license to use the Trade Name and the Trademarks, all in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual promises of the parties contained herein, the parties agree as follows:

1. License Grant. The Licensor hereby grants to the Licensee a perpetual and non-exclusive right, license and privilege to use (a) the Trade Name as part of the Licensee's corporate name or as an assumed, fictitious or "doing business" name and (b) the Trademarks to identify (i) services involving the development, construction, leasing, operation and management of office buildings owned by other parties and (ii) any other services for which the Trademarks are or may be registered and which are performed by the Licensee pursuant to the Management Agreement dated as of July 28, 1995 among Koala Miami Realty Holding Co., Inc., a Delaware corporation, Koala Norfolk Realty Holding Co., Inc., a Delaware corporation, Koala Raleigh Realty Holding Co., Inc., a Delaware corporation, Koala Richmond Realty Holding Co., Inc., a Delaware corporation, Koala Tampa Realty Holding Co., Inc., a Delaware corporation, and the Licensee (the "Services").

2. Royalty. In consideration of the grant by the Licensor to the Licensee of the license, right and privilege to use the Trade Name and the Trademarks as set forth in Section 1, the Licensee shall pay to the Licensor on each anniversary of the date hereof a royalty in the amount of $10,000.

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3.  Sublicenses.  Upon the prior written  consent of the Licensor (which consent may be withheld by the Licensor in its sole and absolute discretion), the Licensee may sublicense its rights under Section 1; provided, however, that any such sublicense shall subject the sublicensee to the provisions, restrictions and limitations of this Agreement.

4. Standards of Quality. The Licensee hereby acknowledges the prestige, high reputation and goodwill hereby acquired by it in the Trade Name and the Trademarks. The Licensee further acknowledges that, in order to preserve the prestige, reputation and goodwill associated with and acquired in the Trade Name and the Trademarks as of the date hereof, it is critical that the Services at all times meet the same standards of quality as services provided by the Licensor immediately prior to the date hereof.

5. Retention of Ownership. The Licensee acknowledges the title of the Licensor to the Trade Name and the Trademarks and shall not at any time do or suffer to be done any act or thing which will in any way impair the rights of the Licensor in and to the Trade Name and the Trademarks. The Licensee acknowledges that it shall not acquire, and agrees that it shall not claim, whether by virtue of the license granted to it hereunder or through its use of the Trade Name and the Trademarks or otherwise, any title to the Trade Name and the Trademarks that is adverse to the Licensor. The parties expressly acknowledge and agree that it is their intention that all use of the Trade Name and the Trademarks by the Licensee shall at all times inure to the benefit of the Licensor.

6. Term. This Agreement shall continue in force indefinitely unless sooner terminated in accordance with the termination provisions set forth in Section 7.

7. Termination. This Agreement may be terminated for any reason or no reason on 30 days' prior written notice by either party. In addition, this Agreement shall immediately and automatically terminate upon (a) the bankruptcy or judicial or administrative declaration of insolvency of the Licensee or (b) government appropriation of any of the assets of the Licensee which relate to the Licensee's activities contemplated by this Agreement.

8. Discontinuance of Use. Upon termination of this Agreement for any reason, the Licensee (a) shall immediately discontinue use of the Trade Name and the Trademarks, (b) shall not thereafter register or use any trade name or trademark confusingly similar to the Trade Name or any Trademark and (c) shall, within 30 days of such termination, destroy all materials bearing the Trade Name or any Trademark.

9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Licensee shall not assign its rights and obligations under this Agreement without the prior written consent of the Licensor (which consent may be withheld by the Licensor in its sole and absolute discretion).

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10.  Governing  Law.  This  Agreement  shall be  governed  by and  construed  in accordance with the laws of the State of Florida.

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         IN WITNESS  WHEREOF,  each of the undersigned has caused this Agreement to be executed and delivered as of the date first above written.

                                 KOGER EQUITY, INC.


                                 By S/S VICTOR A. HUGES
                                 Title: Senior Vice President
                                        and Chief Financial Officer


                                 KOGER REALTY SERVICES, INC.


                                 By S/S J.C. TEAGLE
                                 Title: Senior Vice President

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                                                                       Exhibit A


                                   TRADEMARKS


"Koger"

[Logo]

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